                               REORGANIZATION AGREEMENT

         This Reorganization Agreement is made to be effective as of May 8, 1996, by and among JMAC, Inc., an Ohio corporation ("JMAC"), Richard R. Slager ("Slager"), Alan B. Satterwhite ("Satterwhite") and Gregory M. Barrows ("Barrows") (each sometimes hereinafter an "INVESTOR" and collectively the "INVESTORS"), and Karrington Health, Inc., an Ohio corporation ("ISSUER");

                                     WITNESSETH:

         WHEREAS, JMAC is the sole shareholder of JMAC Properties, Inc. ("JMAC Properties"), an Ohio corporation and the holder of two-thirds of the equity interests in Karrington Operating Company, an Ohio general partnership ("Karrington Operating"); and

         WHEREAS, Slager, Satterwhite and Barrows are all of the shareholders of DevelopMed Associates, Inc. ("DMA"), an Ohio corporation and the holder of one-third of the equity interests in Karrington Operating; and

         WHEREAS, Satterwhite is a party to a Subscription Agreement dated April 10, 1996 (the "Subscription Agreement") pursuant to which he has subscribed for and agreed to purchase one Common Share of ISSUER; and

         WHEREAS, the parties hereto have agreed, subject to the terms and conditions set forth herein, that ISSUER shall acquire from the INVESTORS all of the issued and outstanding securities of JMAC Properties and DMA in exchange for 4,350,000 common shares of ISSUER, in a transaction satisfying the requirements of Section 351 of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises contained herein, the INVESTORS and the ISSUER hereby make the following agreement, intending to be legally bound thereby:

         (1) Immediately prior to the effectiveness of a registration statement relating to an initial public offering of the common shares of ISSUER, the undersigned INVESTORS shall transfer and convey to ISSUER all of the issued and outstanding common shares of JMAC Properties and DMA owned by them in exchange for the number of common shares of ISSUER set forth opposite each INVESTOR'S signature below (the "SHARES") on the terms and subject to the conditions set forth herein. Upon delivery of certificates evidencing the common shares of JMAC Properties and DMA, duly endorsed for transfer to ISSUER at its principal executive offices, ISSUER shall cause its transfer agent to issue certificates to the INVESTORS representing the SHARES.

         (2)  Contemporaneously with the share exchange contemplated by Section
(1), the Subscription Agreement shall terminate.

         (3)  JMAC hereby represents and warrants to ISSUER that:

              (A) It owns all of the issued and outstanding common shares of JMAC Properties, of record and beneficially, and is transferring such common shares to ISSUER free and clear of all liens, claims, encumbrances and rights of others;

              (B) JMAC Properties owns two-thirds of the equity interests in Karrington Operating, of record and beneficially, free and clear of all liens, claims, encumbrances and rights of others;

              (C) There are no outstanding subscriptions, options, warrants, convertible rights or other rights to purchase or acquire any additional securities of JMAC Properties or Karrington Operating; and

              (D) It has full power and authority to enter into this Reorganization Agreement and to transfer the common shares of JMAC Properties to ISSUER.

         (4)  Slager, Satterwhite and Barrows represent and warrant that:

              (A) They own all of the issued and outstanding common shares of DMA, of record and beneficially, and are transferring such common shares to ISSUER free and clear of all liens, claims, encumbrances and rights of others;

              (B) DMA owns one-third of the equity interests in Karrington Operating, of record and beneficially, free and clear of all liens, claims, encumbrances and rights of others;

              (C) There are no outstanding subscriptions, options, warrants, convertible rights or other rights to purchase or acquire any additional securities of DMA or Karrington Operating; and

              (D) Each of them has full power and authority to enter into this Reorganization Agreement and to transfer the common shares of DMA owned by him to ISSUER.

         (5) Each INVESTOR hereby acknowledges, represents and warrants to ISSUER that:

              (A) INVESTOR is purchasing the SHARES for the purpose of investment and has no present intention of selling, transferring or otherwise distributing the SHARES, except in compliance with applicable securities laws;

              (B) INVESTOR has such knowledge and experience in financial and business matters that it (or he) is capable of evaluating the merits and risks of its (or his) investment in the SHARES;

              (C) INVESTOR is aware that (i) the SHARES have not been registered under the Securities Act of 1933 (the "Act") and (ii) the SHARES cannot be sold, transferred, pledged or otherwise distributed by INVESTOR unless a registration statement registering the SHARES under the Act has been filed with the Securities and Exchange Commission and has become effective or unless the SHARES are sold or otherwise distributed in a transaction in respect of which ISSUER has previously received an opinion of counsel, satisfactory to ISSUER, stating that such registration is not required; and

              (D) ISSUER may prevent transfer and registration of transfer of the SHARES unless ISSUER shall have received an opinion from counsel satisfactory to it to the effect that any such transfer would not violate the Act or the applicable laws of any state. ISSUER may cause each certificate evidencing the SHARES to bear a legend reflecting all applicable restrictions on transfer.

         (6) This Reorganization Agreement shall terminate only upon the occurrence of either of the following events: (A) consummation of the share exchange contemplated by Section 1 hereof or (B) failure of a registration statement for an initial public offering of common shares to become effective by December 31, 1996.

         (7) This Reorganization Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Ohio.

         (8)  This Reorganization Agreement may not be assigned by any party.

         IN WITNESS WHEREOF, this Reorganization Agreement has been executed as of the date first above written.


ISSUER:

KARRINGTON HEALTH, INC.


By /S/Alan B. Satterwhite
   ----------------------
     Alan B. Satterwhite
     Chief Operating Officer and
     Chief Financial Officer



INVESTORS:                                       NUMBER OF SHARES:


JMAC, Inc.                                            2,900,000


By /S/Michael H. Thomas
   --------------------
     Michael H. Thomas,
     Executive Vice President and Treasurer



/S/Richard R. Slater
- --------------------
Richard R. Slager                                       717,750



/S/Alan B. Satterwhite
- ----------------------
Alan B. Satterwhite                                     717,750



/S/Gregory M. Barrows
- ---------------------
Gregory M. Barrows                                       14,500


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